                        CONSULTING AND ADVISORY AGREEMENT

         This Consulting and Advisory Agreement ("Agreement") is made and entered into effective this November 15, 2001, by and between KBK VENTURES INC, ("Consultant") a Texas Corporation, and WHIRLWIND MARKETING, INC. (the "Company"), a Delaware Corporation.

Recitals
--------

A. Consultant is experienced as a consultant and advisor in the securities industry. Consultant has played a key role in his career in assisting in the dissemination of information of certain publicly traded companies and providing the necessary strategy for growth of the public awareness within the companies where he has been employed. Consultant is also experienced in dealing with brokers, NASD broker/dealers, financial institutions, and equity investors as it pertains to securities transactions and in corporate communications in the securities industry.

B. Consultant is experienced at making presentations to the brokerage community in addition to providing market analysis and NASD broker/dealer interviews concerning the current activities of the companies with which he has been contracted as an advisor.

C. Whirlwind Marketing, Inc. desires to publicize itself with the intention of making its name and business better known to shareholders, investors, and brokerage community. Whirlwind Marketing, Inc. desires to enter in to this Agreement with Consultant; and Consultant is willing to provide consulting and advisory services to the Company under the terms and conditions of this Agreement.

D. Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered as creating an employer-employee relationship between the parties to this Agreement. The Company shall not make Social Security, Worker's Compensation or Unemployment Insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results of effectiveness of any of the services rendered or to be rendered by Consultant hereunder. Rather, Consultant shall conduct its operations and provide its services in a professions manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

         NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Engagement. The Company hereby retains Consultant to publicize the Company to institutions, brokers, research analysis, prospective investors, and shareholders. Consultant hereby agrees to make himself available to render his professional advice and reasonable assistance to the Company and the Company's President and/or Chief Executive Officer under the terms and conditions hereinafter set forth.

2. Duties. During the term of this Agreement, Consultant agrees to assist and advise the Company upon the Company's reasonable requests in the following general areas:

         a) assistance in the dissemination of information concerning the Company to publicize itself

         b) interviewing and sourcing qualified NASD brokers located in the United States;

         c) assistance in the presentation of due diligence materials included in investment memorandums and another similar matters may be required by industry partners, bankers, financial institutions, NASD brokers, research analysts, and equity investors; and

         d) a program of communication with brokerage professions including institutional investors and brokers that have an interest in securities; such other general assistance and advice that may be mutually agreed upon.

3. Compensation. The compensation to Consultant for entering into this Agreement and for the services rendered hereunder shall be in the form of (i) a onetime retainer payment of $15,000
         (fifteen thousand dollars) thereby, engaging Consultant. The retainer may be paid with a Company check or by delivering free-trading shares of said value (ii) payment by the Company of $5,000(five thousand dollars) per month as a consulting serves fee beginning December 15, 2001, and continuing monthly thereafter through and including December 15, 2002, and (iii) the issuance by the Company of Rule 144 stock for an aggregate amount of $120,000 (one hundred and twenty thousand dollars) shares of the Company's common stock, symbol: (OTC BB:WLWD) for the benefit of Consultant. The consulting services fee must be paid by the Company within 10(ten) days of receipt of invoice. The Company shall also promptly reimburse Consultant for all the reasonable and necessary expenses incurred by Consultant in the performance of the services described and contemplated hereunder, including, without limitation, travel expenses, lodging, meals, entertainment, and office, delivery/mailings, and telephone expenses.

         The first month's payment of the consulting services fee (Dec 2001) will be pro-rated 50% or $2500, as the month begins on the 15th. The last month's payment of the consulting services fee (Dec 2002) will also be pro-rated 50% or $2500, as the month concludes on the 15th.

         The 120,000(one hundred twenty thousand) shares of Rule 144 stock as described above shall be issued and delivered to Consultant, in full, no later than November 27, 2001. Consultant shall not be required to commence duties until the Rule 144 shares are delivered to Consultant.

         Twenty five percent (25%) or 30,000 (thirty thousand) shares of Rule 144 stock will come with "piggy-back registration rights" to be included in the next Registration Statement undertaken by the Company. Consultant shall have the right to "Piggy-back" on any registration or offering by the Company without cost or expenses to Consultant. The piggy-back shares thereupon shall be unrestricted as to transferability and the Certificates shall not bear any legends, restrictions, or encumbrances whatsoever. The remaining 75% or 90,000 (ninety thousand) shares of Rule 144 stock will be included in subsequent Registrations of Offerings undertake by the Company.

         If the common shares to be issued shall change into the same of a different number of shares of any other class or classes of stock (whether by capital reorganization, reclassification, stock split, reverse stock split or otherwise), Consultant shall be entitled to, instead of common shares, a number of shares of such other class of classes of stock adjusted to the number of shares Consultant would have received had Consultant received the shares immediately before such change was made.

         The parties acknowledge that the recent trading volume is not a fair indication of value for this transaction and the restriction of such shares pursuant to Rule 144 requires a time differential. It is hereby agreed that the Exchange value of the stock for this transaction, based on the number of shares and recent trading volume, and the time restriction, is discounted by fifty percent(50%) of the closing bid price for the shares on the date this Agreement is signed.

4. Term. This Agreement shall be for a term of twelve (12) months unless sooner terminated as provided in Paragraph 5 below.

5.       Termination. This Agreement shall terminate;

         a) if there has been a material breach of this Agreement and such breach has not been cured by the alleged breaching party on or before thirty(30) days from the date of the receipt of a written notice from the non-breaching party detailing the breaching party detailing the breach;

         b) at the end of twelve(12) months from the effective date of this Agreement;

         c) resignation by Consultant upon sixty(60) days written notice;

         d) death or disability of Consultant to such an extent that he cannot perform the duties outlined in this Agreement; or,

It is expressly understood by the parties hereto that any earned but unpaid compensation due to Consultant (as outlined in Section 3 herein) prior to the effective date of the termination of this Agreement, shall inure to the benefit of Consultant, his heirs, representatives, successors or assigns, and shall be binding upon the Company and its successors and assigns.

         If the contract is terminated by Company for cause or should this Agreement be terminated by Consultant or Company without cause, then the Agreement shall be of no further force and effect, and Consultant will return to Company unearned Rule 144 shares using the following formula:
12+11+10+9+8+7+6+5+4+3+2+1=78 For example after 3 months contract is terminated. 12+11+10=33; 33/78=42% earned; 58% will be returned.

6. Accuracy of Information and Indemnification. The Company agrees to furnish to Consultant truthful and accurate information in all respects. The Company agrees to cooperate with Consultant in the performance of Consultant's consulting services. The Company will have final approval of all brochures or marketing material disseminated by Consultant.

         In connection with this engagement and in addition to any other rights available under common law or otherwise, the Company agrees to indemnify and hold harmless Consultant and its affiliates, agents, and employees, and each other person, if any, controlling Consultant or any of its affiliated (collectively,"Indemnified Persona"), from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages, or liabilities (including actions or proceedings respect thereof)(collectively "Losses") (A) related to or arising out of (i)the Company's actions or failures to act (including from untrue statements made or omissions of information provided, by the Company or its agents included in any materials disseminated by Consultant on behalf of the Company) or (ii) actions or failures to act by an Indemnified Person with the Company's consent or an reliance on the Company's actions or failures to act, or (B) otherwise related to or arising out of this engagement or Consultant's performance hereunder, except that this clause (C) shall not apply to any Losses that are finally judicially determined to have resulted primarily from the bad faith or gross negligence of the Indemnified person. If such indemnification is for any reason not available or insufficient to hld the Indemnified Person harmless, the Company agrees to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company and by Consultant with respect to the engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of Consultant on the other hand; provided, however, that to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by Consultant from the Company in connection with this engagement.

         The Company shall reimburse each Indemnified Person for all expenses (including without limitation reasonable fees and disbursements of counsel and expenses incurred in connection with preparing for an responding to third party subpoenas) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration, or other proceeding ("Action") referred to above (or enforcing this agreement or any related engagement agreement), whether of not in connection with pending or threatened litigation in which any Indemnified Person is a party, and or not such Action is initiated or brought by Consultant. The Company further agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless the Company had given reasonable prior written notice thereof and used all reasonable efforts, after consultation with Consultant, to obtain an unconditional release of each Indemnified Person from all liability arising therefrom.

7.       Miscellaneous.

         a) Assignment Unless otherwise agreed to in writing by both parties hereto, the rights, obligations and benefits established by this Agreement are not, and shall not be, assignable by either of the parties hereto, and any such attempt of assignment shall be null and void and of no effect whatsoever.

         b) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and may not be changed except by a writing signed by the party against whom enforcement or discharge is sought.

         c) Waiver of Breach. The waiver by either party of a breach of any provisions of this Agreement by the other party shall not operate of be construed as a waiver of any subsequent breach by the other party.

         d) Construction of Language. The language used in this Agreement shall be construed as a whole according to its fair meaning, and strictly for nor against either party.

         e) Captions and headings. The paragraph headings throughout this Agreement are for convenience and referenced only, and shall in no way be deemed to define, limit, or add to the meaning of any provisions of this Agreement.

         f) State Law. This agreements, its interpretation, and its application shall be governed by the laws of the State of Texas, and the parties agree that venue shall be in the federal and state district courts of Harris County, Texas.

         g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute one and the same instrument.

         h) Costs. In the event of any legal proceeding between any of the parties to enforce or defend the terms and rights set forth in this Agreement, the prevailing party or parties shall be paid all costs of such legal proceeding, including but not limited to reasonable and necessary attorney's fees and court costs, by the other party or parties.

         i) Notices and Waivers. Any notice or waiver required or permitted to be given by the parties hereto shall be in writing and shall be deemed to have been given, when delivered, three (3) business days after being mailed by certified or registered mail, faxed during regular business hours of the recipient and there is confirmation of receipt, or sent by prepaid full rate telegram to the following address:

                  To Consultant:  Mr. David Bromberg
                                  KBK Ventures, Inc.
                                  1535 W. Loop South, Suite 200
                                  Houston, TX 77027
                                  Phone: 713-624-7110
                                  Fax: 713-624-7111

                  To the Company: Mr. Raymond Hackney
                                  Whirlwind Marketing, Inc.
                                  455 Pennsylvania Avenue, Suite 200
                                  Fort Washington, PA 19034
                                  Phone: 215-358-0850
                                  Fax: 215-358-0855

         j) Binding Agreement. This Agreement shall bind and inure to the benefit of Consultant and the Company and their respective heirs, representatives, successors and assigns.

         k) Option. The Company may choose to extend this one (1) year Agreement for an additional year with the approval, consent and renegotiation of Consultant.


IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written notwithstanding the actual date of signatures.

                                                KBK Ventures, Inc.


                                            By: /s/ David Bromberg
                                                    ---------------------------
                                                    David Bromberg, President

                                                    Whirlwind Marketing, Inc.


                                            By: /s/ Raymond Hackney
                                                    ---------------------------
                                                    Raymond Hackney, CEO